UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Distribution Agreement

As of October 2, 2014, Rockwell Medical, Inc. (the “Company”) entered into an Exclusive Distribution Agreement (the “Distribution Agreement”) with Baxter Healthcare Corporation (the “Distributor”), pursuant to which the Distributor will become the Company’s exclusive agent for sales, marketing and distribution activities for the Company’s hemodialysis concentrate and ancillary products in the United States and various foreign countries for an initial term of 10 years.  The Company will retain sales, marketing and distribution rights for its hemodialysis concentrate products in specified foreign countries in which the Company has an established commercial presence.  During the term of the Distribution Agreement, the Distributor has agreed not to manufacture or sell any competitive concentrate products in the United States hemodialysis market, other than specified products.

Under the Distribution Agreement, the Distributor will purchase products from the Company at gross margin-based prices per unit, adjusted each year during the term and subject to an annual true up.  The Distribution Agreement also requires the Distributor to meet minimum annual gallon-equivalent purchase levels, subject to a cure period and certain other relief, in order to maintain its exclusive distribution rights.  The minimum purchase levels increase each year over the term of the Distribution Agreement.  Orders in any contract year that exceed the minimum will be carried forward and applied to future years’ minimum requirements. The Distribution Agreement also contains provisions governing the operating relationship between the parties, the Company’s obligations to maintain specified manufacturing capacity and quality levels, remedies, as well as representations, warranties and indemnification obligations of the parties.

The Company will continue to manage customer service, transportation and certain other functions for its current customers through at least December 31, 2017, for which Distributor will pay the Company an amount equal to the Company’s related costs to provide such functions plus a slight mark-up.

Pursuant to the Distribution Agreement, the Distributor paid the Company $20 million in cash in early October (the “Upfront Fee).  Distributor has also agreed to pay the Company during the term of the Distribution Agreement $10 million (the “Facility Fee”) to build and operate a new manufacturing facility located in the Pacific time zone to service customers in the Western United States.  The Facility Fee will be reduced to the extent that the facility is not operational within 12 months after the start of construction.  Except for any leased components, the Company will own the facility when completed.

Either party may terminate the Distribution Agreement upon the insolvency or material breach of the other party or in the event of a force majeure.  In addition, the Distributor may also terminate the Distribution Agreement at any time upon 270 days’ prior written notice to the Company or if (1) prices increase beyond certain thresholds and notice is provided within 45 days after the true up payment is due for the year in which the price threshold is exceeded, (2) a change of control of the Company occurs and 270 days’ notice is provided, or (3) upon written notice that the Distributor has been enjoined by a court of competent jurisdiction from selling in the United States any product covered by the Distribution Agreement due to a claim of intellectual property infringement or misappropriation relating to such product.  If the Distributor terminates the Distribution Agreement under the discretionary termination or the price increase provisions, it would be subject to a limited noncompete obligation in the United States with respect to certain products for a period of two years.

If a “Refund Trigger Event” occurs, the Company would be obligated to repay a portion of the Upfront Fee and Facility Fee as follows: 50% if the event occurs prior to December 31, 2016, 33% if the event occurs in 2017 or 2018, and 25% if the event occurs in 2019, 2020 or 2021.  A “Refund Trigger Event” means any of the following: (1) a change of control of the Company involving any of certain specified companies; (2) a termination by the Distributor due to the Company’s bankruptcy or breach, or due to price increases that exceed the stated thresholds; (3) a termination by either party due to a force majeure; (4) settlement or adjudication of any claim, action or litigation relating to a covered product that materially and adversely affects the Distributor’s commercialization of the product; and (5) any regulatory action or ruling relating to a covered product that materially and adversely affects the Distributor’s commercialization of the product.  In addition, if the Distributor terminates the Distribution Agreement because the Distributor has been enjoined by a court of competent jurisdiction from selling in the United States any product covered by the Distribution Agreement due to a claim of intellectual property infringement or misappropriation relating to such product prior to the end of 2018, the Distributor would be entitled to a refund of up to $10 million, or $6.6 million if the termination occurs in 2019. In no event would more than one refund be required to be paid.

The Distribution Agreement also requires the Company to prepay its outstanding secured long-term indebtedness within 180 days and prohibits the Company from entering into a subsequent contract encumbering the assets used in the Company’s concentrate business without the prior written consent of the Distributor.

The Distribution Agreement may be extended an additional five years by the Distributor if the Company achieves a specified sales target and pays an extension fee of $7.5 million.  If the first extension occurs, the Distribution Agreement term may later be extended an additional five years at Distributor’s option at no additional cost.

Equity Investment

Pursuant to the Investment Agreement, dated as of October 2, 2014, between the Company and the Distributor (the “Investment Agreement”), the Distributor invested an additional $15 million in cash in the Company’s common stock by purchasing 1,316,944 shares of common stock of the Company (the “Shares”) at a price per share equal to the average closing price of the Company’s shares over the last 12 months ($11.39 per share).  The closing of the Investment Agreement occurred on October 6, 2014.

Under the terms of the Investment Agreement, Distributor agreed not to transfer any of the Shares until at least one year following the purchase of the Shares, and is prohibited from engaging in any short sales with respect to the Shares for three years following the purchase of the Shares.  In addition, until the earlier of (i) the end of the term of the Distribution Agreement or (ii) one year after the Company receives notice that Distributor and its affiliates no longer beneficially own the Shares, Distributor will be bound by certain “standstill” provisions that prohibit Distributor from, among other things, beneficially owning more than 4.9% of the Company’s common stock, participating in a solicitation of proxies, granting a proxy other than to Company management, acting or seeking to control the Company’s management or board, or publicly proposing a business combination or extraordinary corporate transaction.  The Investment Agreement also contains customary representations and warranties and standard indemnification provisions.

Other Information

The foregoing summaries do not purport to be a complete description of the terms of the Distribution Agreement or Investment Agreement and are qualified in their entirety by reference to the full text of the Distribution Agreement and the Investment Agreement, a copy of which will be filed by the Company with its Annual Report on Form 10-K.

The representations, warranties and covenants of the Company contained in the Distribution Agreement and the Investment Agreement have been made solely for the benefit of the Distributor. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Distribution Agreement and the Investment Agreement, (ii) have been qualified by (a) matters specifically disclosed in the Company’s filings with the SEC prior to the date of the Investment Agreement and (b) confidential disclosures made to Distributor in the Company disclosure schedule delivered in connection with the Investment Agreement and Distribution Agreement, (iii) are subject to materiality qualifications contained in the Investment Agreement and Distribution Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Investment Agreement and Distribution Agreement or such other date as is specified in the Investment Agreement and Distribution Agreement and (v) have been included in the Investment Agreement and Distribution Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Investment Agreement and Distribution Agreement will be included as an exhibit to a subsequent filing only to provide investors with information regarding the terms of the Investment Agreement and Distribution Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiary. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Investment Agreement and Distribution Agreement, which subsequent information may or may not be fully reflected in the

Company’s public disclosures. The Investment Agreement and Distribution Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that the Company files with the SEC.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information set forth under the heading “Equity Investment” in Item 1.01 is incorporated herein by reference.

Based upon the representations and warranties of the Distributor, including but not limited to representations that the Distributor is acquiring the Shares for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), and that the Distributor is a financially sophisticated and accredited investor which had access to information relating to the Company, and because the Shares were sold in a manner not involving general solicitation or advertising and are subject to customary restrictions on transfer, the offer and sale of the Shares were made pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

Item 7.01. Regulation FD Disclosure.

On October 3, 2014, the Company issued a press release concerning the Distribution Agreement and Investment Agreement, a copy of which is attached as Exhibit 99.1.  The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated October 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: October 8, 2014	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer